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      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT
      -------------------------------------------------

We consent to the incorporation by reference in this Annual Report of Family Steak Houses of Florida, Inc. on Form 10-K of our report dated February 23, 1996, appearing in the 1995 Annual Report to Shareholders of Family Steak Houses of Florida, Inc.

We additionally consent to the incorporation by reference in Registration Statement No. 33-11684 pertaining to the 1986 Employee Incentive Stock Option Plan of Family Steak Houses of Florida, Inc. on Form S-8 of our report dated March 15, 1996 appearing in and incorporated by reference in this Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the year ended January 3, 1996.

We further consent to the incorporation by reference in Registration Statement No. 33-12556 pertaining to the 1986 Stock Option Plan for Non-Employee Directors of Family Steak Houses of Florida, Inc. on Form S-8 of our report dated February 23, 1996 appearing in and incorporated by reference in this Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the year ended January 3, 1996.

We further consent to the incorporation by reference in Registration Statement No. 33-62101 pertaining to the 1995 Long Term Incentive Plan of Family Steak Houses of Florida, Inc. on Form S-8 of our report dated February 23, 1996 appearing in and incorporated by reference in this Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the year ended January 3, 1996.



Deloitte & Touche LLP

Jacksonville, Florida
March 25, 1996



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